CITIZENS BANK OF NORTHERN CALIFORNIA

Salary Continuation Agreement

Prepared 7-18-06

© 2006 Clark Consulting

This document is provided to assist your legal counsel in documenting your specific arrangement. The laws of the various states may differ considerably, and this specimen is for general information only. It is not a form to be signed, nor is it to be construed as legal advice. Failure to accurately document your arrangement could result in significant losses, whether from claims of those participating in the arrangement, from the heirs and beneficiaries of participants, or from regulatory agencies such as the Internal Revenue Service, the Department of Labor, or bank examiners. License is hereby granted to your legal counsel to use these materials in documenting solely your arrangement.

In general, if your bank is subject to SEC regulation, implementation of this or any other executive or director compensation program may trigger rules requiring certain disclosures on Form 8-K within four days of implementing the program. Consult with your SEC attorney, if applicable, to determine your responsibilities under the disclosure rules.

IMPORTANT NOTICE ON CODE SECTION 409A COMPLIANCE

Consult with your legal and tax advisors to determine the impact of the Internal Revenue Code Section 409A to your particular situation. The Treasury Department on September 29th, 2005 issued proposed regulations implementing the requirements of Section 409A which apply to nonqualified deferred compensation arrangements. The effective date for the proposed regulations is January 1, 2007; however, they can be fully relied upon by plan sponsors until the regulations become final.

CITIZENS BANK OF NORTHERN CALIFORNIA

Salary Continuation Agreement

CITIZENS BANK OF NORTHERN CALIFORNIA

SALARY CONTINUATION AGREEMENT

THIS SALARY CONTINUATION AGREEMENT (the “Agreement”) is adopted this 1st day of July, 2006, by and between CITIZENS BANK OF NORTHERN CALIFORNIA, a state-chartered commercial bank located in Nevada City, California (the “Bank”) and SUSANN TREVENA (the “Executive”).

The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development, and future business success of the Bank. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.

Article 1

Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1

“Account Value” means the amount shown on Schedule A under the heading Account Value.  The parties expressly acknowledge that the Account Value may be different than the liability that should be accrued by the Bank, under Generally Accepted Accounting Principles (“GAAP”), for the Bank’s obligation to the Executive under this Agreement.  The Account Value on any date other than the end of a Plan Year shall be determined by using the Account Value from the previous Plan Year.

1.2

“Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.3

“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.4

“Board” means the Board of Directors of the Bank as from time to time constituted.

1.5

“Change in Control” means that the Executive has been terminated within twelve (12) months of:  (i) a tender offer made and consummated for the ownership of fifty percent (50%) or more of the outstanding voting securities of the Bank or Citizens Bancorp (the “Holding Company”); (ii) a merger or consolidation of the Bank with another bank or corporation and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting bank or shareholders of the Bank or the Holding Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation shall

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Salary Continuation Agreement

exist, as the same shall have existed immediately prior to such merger or consolidation, (iii) a sale of substantially all of the Bank or Holding Company’s assets to another bank or corporation which is not a wholly owned subsidiary; or (iv) an acquisition of the Bank or the Holding Company by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, of twenty-five percent (25%) or more of the outstanding voting securities of the Bank or the Holding Company (whether directly, indirectly, beneficially or of record).  For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(1) (as in effect on the date hereof) pursuant to the Securities Exchange Act of 1934.

1.6

“Cliff Vesting” means that prior to a Normal Retirement Age there is no vested benefit and upon attaining Normal Retirement Age the Executive becomes one hundred percent (100%) vested.

1.7

“Code” means the Internal Revenue Code of 1986, as amended.

1.8

“Disability” means, if the Executive is covered by a Bank sponsored disability insurance policy, total disability as defined in such policy without regard to any waiting period.  If the Executive is not covered by such a policy, Disability means the Executive suffering a sickness, accident or injury which, in the judgment of a mutually agreed upon physician, prevents the Executive from performing substantially all of the Executive’s normal duties for the Bank. As a condition to any benefits, the Bank may require the Executive to submit to such physical or mental evaluations and tests as the Bank’s Board of Directors deems appropriate.

1.9

“Early Involuntary Termination” means the Executive has been notified in writing by the Bank of a Separation from Service before Normal Retirement Age for reasons other than: (i) within twelve (12) months following a Change in Control; or (ii) due to death, Disability or Early Voluntary Termination.

1.10

“Early Voluntary Termination” means Separation from Service before Normal Retirement Age except when such Separation from Service occurs:  (i) within twelve (12) months following a Change in Control; or (ii) due to death, Disability or Early Involuntary Termination.

1.11

“Effective Date” means July 1, 2006.

1.12

“Normal Retirement Age” means the Executive attaining age sixty-six (66).

1.13

“Normal Retirement Date” means the later of Normal Retirement Age or Separation from Service.

1.14

“Plan Administrator” means the plan administrator described in Article 6.

1.15

“Plan Year” means each twelve-month period commencing on January 1st and ending on

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Salary Continuation Agreement

December 31st of each year. The initial Plan Year shall commence on the Effective Date of this Agreement and end on the following December 31st.

1.16

“Schedule A” means the schedule attached to this Agreement and made a part hereof.  Schedule A shall be updated upon a change in any of the benefits under Articles 2 or 3.

1.17

“Separation from Service” means the termination of the Executive’s employment with the Bank for reasons other than death.  Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of the Executive’s employment and whether the Bank and the Executive intended for the Executive to provide significant services for the Bank following such termination. A termination of employment will not be considered a Separation from Service if:

     (a)

the Executive continues to provide services as an employee of the Bank at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period), or

     (b)

the Executive continues to provide services to the Bank in a capacity other than as an employee of the Bank at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).

1.18

“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Bank if any stock of the Bank is publicly traded on an established securities market or otherwise.

1.19

“Termination for Cause” See Section 5.1.

Article 2

Distributions During Lifetime

2.1

Normal Retirement Benefit. Upon the Normal Retirement Date, the Bank shall distribute to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

2.1.1

Amount of Benefit. The annual benefit under this Section 2.1 is Forty Five Thousand Dollars ($45,000). This Agreement has Cliff Vesting so there shall be no benefit hereunder upon Early Voluntary Termination.

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Salary Continuation Agreement

2.1.2

Distribution of Benefit.  The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following the Normal Retirement Date. The annual benefit shall be distributed to the Executive for fifteen (15) years.

2.2

Early Involuntary Termination Benefit.  Upon Early Involuntary Termination, the Bank shall distribute to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

2.2.1

Amount of Benefit.  The benefit under this Section 2.2 is the Early Involuntary Termination Benefit set forth on Schedule A for the Plan Year ending prior to Separation from Service.

2.2.2

Distribution of Benefit.  The Bank shall distribute the benefit to the Executive in one hundred eighty (180) consecutive equal monthly installments commencing on the first day of the month following Normal Retirement Age.

2.3

Early Voluntary Termination Benefit.  Upon Early Voluntary Termination no benefits shall be distributed to the Executive.

2.4

Disability Benefit.  If the Executive experiences a Disability which results in a Separation from Service prior to Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.1

Amount of Benefit.  The benefit under this Section 2.4 is the Disability Benefit set forth on Schedule A for the Plan Year ending prior to Separation from Service.

2.4.2

Distribution of Benefit.  The Bank shall distribute the benefit to the Executive in one hundred eighty (180) consecutive equal monthly installments commencing on the first day of the month following Normal Retirement Age.

2.5

Change in Control Benefit.  Upon a Change in Control followed within twelve (12) months by a Separation from Service, the Bank shall distribute to the Executive the benefit described in this Section 2.5 in lieu of any other benefit under this Article.

2.5.1

Amount of Benefit.  The benefit under this Section 2.5 shall be one dollar less than the amount that first triggers an excise tax under the Golden Parachute Payments rules under Section 280G of the Code, or any other applicable law or regulation.

2.5.2

Distribution of Benefit.  The Bank shall distribute the benefit to the Executive in one hundred eighty (180) consecutive equal monthly installments commencing on the first day of the month following Separation from Service. The monthly benefit amount is determined by annualizing the amount determined under 2.5.1 over one hundred eighty (180) months, crediting interest on the unpaid balance at

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Salary Continuation Agreement

seven and three-quarters percent (7.75%), compounded monthly.

2.6

Restriction on Timing of Distribution.  Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Separation from Service under such procedures as established by the Bank in accordance with Section 409A of the Code, benefit distributions that are made upon Separation from Service may not commence earlier than six (6) months after the date of such Separation from Service.  Therefore, in the event this Section 2.6 is applicable to the Executive, any distribution which would otherwise be paid to the Executive within the first six months following the Separation from Service shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Separation from Service.  All subsequent distributions shall be paid in the manner specified.

2.7

Distributions Upon Income Inclusion Under Section 409A of the Code.  Upon the inclusion of any portion of the Account Value into the Executive’s income as a result of the failure of this non-qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the Account Value, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

2.8

Change in Form or Timing of Distributions.  For distribution of benefits under this Article 2, the Executive and the Bank may, subject to the terms of Section 8.1, amend the Agreement to delay the timing or change the form of distributions.  Any such amendment:

(a)

may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

(b)

must, for benefits distributable under Sections 2.1, 2.2, 2.4, and 2.5, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(c)

must take effect not less than twelve (12) months after the amendment is made.

Article 3

Distribution at Death

3.1

Death During Active Service.  If the Executive dies while in the active service of the Bank, the Bank shall distribute to the Beneficiary the benefit described in this Section 3.1. This benefit should be in lieu of benefits under Article 2.

3.1.1

Amount of Benefit.  The benefit under this Section 3.1 is the Normal Retirement Benefit amount described in Section 2.1.1.

3.1.2

Distribution of Benefit.  The Bank shall distribute the annual benefit to the

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Salary Continuation Agreement

Beneficiary in twelve (12) equal monthly installments for fifteen (15) years commencing the first day of the month following receipt by the Bank of the Executive’s death certificate.

3.2

Death During Distribution of a Benefit.  If the Executive dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Bank shall distribute to the Beneficiary the remaining benefits at the same time and in the same amounts that would have been distributed to the Executive had the Executive survived.

3.3

Death After Separation from Service But Before Benefit Distributions Commence.  If the Executive is entitled to benefit distributions under this Agreement, but dies prior to the commencement of said benefit distributions, the Bank shall distribute to the Beneficiary the same benefits that the Executive was entitled to prior to death except that the benefit distributions shall commence within thirty (30) days following receipt by the Bank of the Executive’s death certificate.

Article 4

Beneficiaries

4.1

Beneficiary.  The Executive shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Agreement upon the death of the Executive.  The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designated under any other plan of the Bank in which the Executive participates.

4.2

Beneficiary Designation: Change; Spousal Consent.  The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent.  If the Executive names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Plan Administrator, must be signed by the Executive’s spouse and returned to the Plan Administrator.  The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved.  The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time.  Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled.  The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death.

4.3

Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

CITIZENS BANK OF NORTHERN CALIFORNIA

Salary Continuation Agreement

4.4

No Beneficiary Designation.  If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

4.5

Facility of Distribution.  If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Executive’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

Article 5

General Limitations

5.1

Termination for Cause.  Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive’s employment with the Bank is terminated due to any of the following reasons:

(a)

any act by the Executive of embezzlement, fraud, breach of fiduciary duty or dishonesty;

(b)

the conviction of the Executive for the commission of any felony;

(c)

deliberate or repeated disregard by the Executive of the policies and rules of the Bank;

(d)

deliberate or repeated disregard by the Executive of the Executive’s employment duties;

(e)

unauthorized use or disclosure by the Executive of any of the trade secrets or confidential information of the Bank;

(f)

competition by the Executive with the Bank or inducement by the Executive of any other employee, agent or customer of the Bank to terminate his or her relationship with the Bank;

(g)

issuance by any applicable regulatory agency of a written order prohibiting Executive from serving as an officer or director of the Bank;

(h)

failure of the Executive to qualify for a surety bond;

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Salary Continuation Agreement

(i)

willful misconduct by the Executive or negligent acts or failures to act by the Executive which adversely affects the Bank;

(j)

breach by the Executive of the Executive’s employment agreement with the Bank; or

(k)

the failure by the Executive to pay the Executive’s lawful debts when due.

5.2

Suicide or Misstatement.  No benefits shall be distributed if the Executive commits suicide within two years after the Effective Date of this Agreement, or if an insurance company which issued a life insurance policy covering the Executive and owned by the Bank denies coverage (i) for material misstatements of fact made by the Executive on an application for such life insurance, or (ii) for any other reason.

5.3

Removal.  Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

5.4

Forfeiture Provision.  No benefits shall be payable if the Executive, without the prior written consent of the Bank, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in the trading area (an eighty (80) mile radius) of the business of the Bank within two (2) years of Separation from Service, which enterprise is, or may be deemed to be, competitive with any business carried on by the Bank as of the date of termination of the Executive’s employment or her retirement. This Section shall not apply following a Change in Control.

Article 6

Administration of Agreement

6.1

Plan Administrator Duties.  This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Plan Administrator shall administer this Agreement according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement to the extent the exercise of such discretion and authority does not conflict with Section 409A of the Code and regulations thereunder.

6.2

Agents.  In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel

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Salary Continuation Agreement

who may be counsel to the Bank.

6.3

Binding Effect of Decisions.  The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

6.4

Indemnity of Plan Administrator.  The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

6.5

Bank Information.  To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Separation from Service of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

6.6

Annual Statement. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Agreement.

Article 7

Claims And Review Procedures

7.1

For all claims:

7.1.1

Claims Procedure.  Any individual (“Claimant”) who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

7.1.1.1

Initiation – Written Claim.  The Claimant initiates a claim by submitting to the Bank a written claim for the benefits.

7.1.1.2

Timing of Bank Response.  The Bank shall respond to such Claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

7.1.1.3

Notice of Decision.  If the Bank denies part or all of the claim, the Bank shall notify the Claimant in writing of such denial. The Bank shall write

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Salary Continuation Agreement

the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a)

The specific reasons for the denial,

(b)

A reference to the specific provisions of this Agreement on which the denial is based,

(c)

A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

(d)

An explanation of this Agreement’s review procedures and the time limits applicable to such procedures, and

(e)

A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

7.1.2

Review Procedure.  If the Bank denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

7.1.2.1

Initiation – Written Request.  To initiate the review, the Claimant, within 60 days after receiving the Bank’s notice of denial, must file with the Bank a written request for review.

7.1.2.2

Additional Submissions – Information Access.  The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.

7.1.2.3

Considerations on Review.  In considering the review, the Bank shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

7.1.2.4

Timing of Bank Response.  The Bank shall respond in writing to such Claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the Claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice

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Salary Continuation Agreement

of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

7.1.2.5

Notice of Decision.  The Bank shall notify the Claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a)

The specific reasons for the denial,

(b)

A reference to the specific provisions of this Agreement on which the denial is based,

(c)

A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits, and

(d)

A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

Article 8

Amendments and Termination

8.1

Amendments.  This Agreement may be amended only by a written agreement signed by the Bank and the Executive. However, the Bank may unilaterally amend this Agreement to conform with written directives to the Bank from its auditors or banking regulators or to comply with legislative or tax law, including without limitation Section 409A of the Code and any and all regulations and guidance promulgated thereunder. The Executive shall have the right to review the directive which requires such change.

8.2

Plan Termination Generally.  This Agreement may be terminated only by a written agreement signed by the Bank and the Executive. The benefit shall be the Account Value as of the date the Agreement is terminated. Except as provided in Section 8.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement.  Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or Article 3.

8.3

Plan Terminations Under Section 409A.  Notwithstanding anything to the contrary in Section 8.2, if the Bank and the Executive terminate this Agreement in the following circumstances:

(a)

Within thirty (30) days before, or twelve (12) months after a change in the ownership or effective control of the Bank or the Holding Company, or in the ownership of a substantial portion of the assets of the Bank the Holding Company

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Salary Continuation Agreement

as described in Section 409A(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Bank’s arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)

Upon the dissolution of the Bank or of the Holding Company or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)

Upon the Bank’s termination of this and all other non-account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Bank does not adopt any new non-account balance plans for a minimum of five (5) years following the date of such termination;

the Bank may distribute the Account Value, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

Article 9

Miscellaneous

9.1

Binding Effect.  This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

9.2

No Guarantee of Employment.  This Agreement is not a contract for employment.  It does not give the Executive the right to remain as an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive.  It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

9.3

Non-Transferability.  Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4

Tax Withholding and Reporting.  The Bank shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Section 409A of the Code and regulations thereunder, from the benefits provided under this Agreement. The Executive acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies). Further, the Bank shall satisfy all

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Salary Continuation Agreement

applicable reporting requirements, including those under Section 409A of the Code and regulations thereunder.

9.5

Applicable Law.  The Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

9.6

Unfunded Arrangement.  The Executive and the Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Bank to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life or other informal funding asset is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

9.7

Reorganization.  The Bank shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm, or person unless such succeeding or continuing bank, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement.  Upon the occurrence of such event, the term “Bank” as used in this Agreement shall be deemed to refer to the successor or survivor bank.

9.8

Entire Agreement.  This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9

Interpretation.  Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10

Alternative Action.  In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank, provided that such alternative acts do not violate Section 409A of the Code.

9.11

Headings.  Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12

Validity.  In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13

Notice.  Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered,

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Salary Continuation Agreement

or sent by registered or certified mail, to the address below:

Citizens Bank of Northern California
305 Railroad Avenue, Suite #1
Nevada City, CA 95959

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

9.14

Compliance with Section 409A.  This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement.

EXECUTIVE:

BANK:

CITIZENS BANK OF NORTHERN

CALIFORNIA

__________________________________

By  ___________________________________

Susann Trevena

Title: Chairman of the Board

CITIZENS BANK OF NORTHERN CALIFORNIA

Salary Continuation Agreement

BENEFICIARY DESIGNATION FORM

{  }

New Designation

{  }

Change in Designation

I, SUSANN TREVENA, designate the following as Beneficiary under the Agreement:

Primary: ___________________________________________________________ ___________________________________________________________	_____% _____%
Contingent: ___________________________________________________________ ___________________________________________________________	_____% _____%

Notes:

•

Please PRINT CLEARLY or TYPE the names of the beneficiaries.

•

To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

•

To name your estate as Beneficiary, please write “Estate of [your name]”.

•

Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death.  I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Name:

_______________________________

Signature:

_______________________________

Date:

_______

SPOUSAL CONSENT (Required if someone other than Spouse named as a beneficiary):

I consent to the beneficiary designation above, and acknowledge that if I am named Beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

Spouse Name: _______________________________

Signature:        _______________________________    Date: _______

Received by the Plan Administrator this ________ day of ___________________, 2___

By:

_________________________________

Title:

_________________________________